Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

KYIVSTAR GROUP LTD.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common shares, $0.01 par value	(1)	Other	6,945,906	$11.59	$80,503,050.54	0.0001381	$11,117.47

Total Offering Amounts:						$80,503,050.54		11,117.47
Total Fee Offsets:								11,117.47
Net Fee Due:								$0.00

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Offering Note(s)

(1)	Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557 (the “Registrant”), is filing this Registration Statement to register 6,945,906 common shares, par value $0.01 per share (the “Common Shares”), for issuance under the Kyivstar Group Ltd. Umbrella Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of Common Shares, which may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares.

The offering price per unit and in the aggregate are estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $11.59 per share represents the average high and low sales prices of a Common Share as quoted on the Nasdaq Global Select Market on February 2, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Kyivstar Group Ltd.	(1)	F-4	333-287802	06/05/2025		$11,117.47	Equity	Common Shares	195,554,070	$411,843.62	$
Fee Offset Sources	Kyivstar Group Ltd.	(2)	F-4	333-287802		06/05/2025							11,117.47

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Termination

Offset Note(s):

(2)	With respect to the Company’s registration statement on Form F-4 (File No. 333-287802) (the “F-4 Registration Statement”), first filed with the Securities and Exchange Commission (“SEC”) on June 5, 2025 (the “First F-4 Filing”), the Company inadvertently included 195,554,070 Company common shares in the Calculation of Filing Fee Tables included as an exhibit to the First F-4 Filing (the “Unregistered Shares”). The Company made a payment of $354,481.65 in respect of the Unregistered Shares. As part of the pre-effective amendment no. 1 to the F-4 Registration Statement, filed with the SEC on June 24, 2025 (the “Second F-4 Filing”), the Company filed an amended Calculation of Filing Fee Tables included as an exhibit to the Second F-4 Filing, correcting the number of Company common shares being registered under the F-4 Registration Statement to exclude the Unregistered Shares. Accordingly, the Unregistered Shares were not registered under the F-4 Registration Statement at the time it was declared effective by the SEC on July 22, 2025 and the offering was terminated with respect to the Unregistered Shares. From the $354,481.65, the Company applied (i) $10,543.13 in connection with the registration statement on Form F-1, which was filed with the SEC on December 9, 2025 (File No. 333-290082) and declared effective on December 18, 2025 and (ii) $34,525 in connection with the registration statement on Form F-1, which was filed with the SEC on January 28, 2026 (File No. 333-292996) and declared effective on January 29, 2026. From the remaining $309,413.52, the Company will apply $11,117.47 for the filing of this Registration Statement.